UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 6, 2016

Griffin-American Healthcare REIT IV, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-205960 (1933 Act)	47-2887436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18191 Von Karman Avenue, Suite 300 Irvine, California		92612
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (949) 270-9200
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in our Current Reports on Form 8-K filed on June 23, 2016, July 22, 2016, August 3, 2016 and August 17, 2016, we, through GAHC4 Rochester Hills MI MOB, LLC, our wholly owned subsidiary, entered into a Real Estate Purchase Agreement and Escrow Instructions, or the Purchase Agreement, a First Amendment to Real Estate Purchase Agreement and Escrow Instructions, a Second Amendment to Real Estate Purchase Agreement and a Third Amendment to Real Estate Purchase Agreement, respectively, with 6700 N. Rochester, LLC, or seller, and Chicago Title Insurance Company, as escrow agent, for the purchase of Rochester Hills MOB, located in Rochester Hills, Michigan, for a purchase price of $8,300,000, plus closing costs, and to amend certain terms of the Purchase Agreement.

On September 6, 2016, we entered into a Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions, or the Fourth Amendment, with seller and Chicago Title Insurance Company. The material terms of the Fourth Amendment provide: (i) for an extension of the Due Diligence Period, as defined in the Purchase Agreement, to 6:00 p.m. Eastern Daylight Time on Tuesday, September 13, 2016, with all rights under Article 3 of the Purchase Agreement available to us; (ii) for an agreement with seller to equally share the fees to be paid to American National Insurance Co., or Existing Lender, and Existing Lender’s servicer, Talmer Bank & Trust, or Servicer, in the aggregate amount of $119,935.49, or the Existing Lender and Servicer Charge; provided, however, that we shall remain responsible for the Loan Assumption Related Fees, as defined in the Purchase Agreement; provided further, however, that to the extent the Existing Lender and Servicer Charge is required to be advanced prior to the closing, we shall advance such charge and seller shall give us a credit at the closing for its one-half share of such charge; and (iii) that in the event approval of the Loan Assumption, as defined in the Purchase Agreement, cannot be obtained within 60 days of the Loan Assumption Approval Period, as defined in the Purchase Agreement, despite our best efforts and through no act, omission or requirement of us, we shall be entitled to reimbursement from seller of one-half of any portion of the Existing Lender and Servicer Charge, which we will have advanced and has not been returned by Existing Lender and Servicer upon termination of the Loan Assumption proceedings, in addition to the remedies set forth in the Purchase Agreement.

The material terms of the amendment discussed above are qualified in their entirety by the Fourth Amendment attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1
Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated September 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin-American Healthcare REIT IV, Inc.

September 9, 2016	By: /s/ Jeffrey T. Hanson
Name: Jeffrey T. Hanson
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1
Fourth Amendment to Real Estate Purchase Agreement and Escrow Instructions by and between 6700 N. Rochester, LLC, GAHC4 Rochester Hills MI MOB, LLC and Chicago Title Insurance Company, dated September 6, 2016